                                                                   EXHIBIT 10.39

                            Dated 28th February 1997



                   (1) THE BRITISH BROADCASTING CORPORATION

                                      and

                     (2) CASTLE TOWER HOLDING CORPORATION

                                      and

                 (3) TELEDIFFUSION DE FRANCE INTERNATIONAL SA

                                      and

                        (4) TELEDIFFUSION DE FRANCE SA



                             COMMITMENT AGREEMENT

          This Agreement is made the 28th day of February 1997 between

          (1) The British Broadcasting Corporation, a corporation incorporated under Royal Charter, whose principal office is at Broadcasting House, Portland Place, London W1A 1AA ("the BBC"); and

          (2) Telediffusion de France International SA, a Societe Anonyme incorporated in France with its principal place of business at 10 rue d'Oradour sur Glane, 75015, Paris, France ("TdFI");

          (3) Telediffusion de France SA, a Societe Anonyme incorporated in France with its principal place of business at 10 rue d'Oradour sur Glane, 75015, Paris, France ("TdF"); and

          (4) Castle Tower Holding Corporation, a company incorporated in the United States of America with its principal place of business at 510 Bering Drive, Suite 310, Houston, Texas, 77057, United States of America ("CTC")

          Whereas

          In connection with the proposed acquisition by Castle Transmission Services (Holdings) Limited (Company Registration No. 3242381) ("Newco") of Castle Transmission Services Limited ("CTS"), and in consideration, inter alia, for entry by the BBC into the Share Sale Agreement CTC, TdFI and TdF have agreed to enter into the arrangements described below under which CTC and TdFI undertake to maintain and not to dispose of their respective interests in the Share capital of CTS and CTC and TdF undertake to provide services to CTS and the BBC, on the terms described below.


     1    INTERPRETATION

     1.1  IN THIS AGREEMENT:

          "Associate" means in relation to a person, a subsidiary or holding company (as those terms are defined by Section 736 of the Companies Act 1985) of that person or a subsidiary of that person's holding company;

          "Completion" means completion of the Share Sale Agreement;

          "dispose" means, in relation to a Share, to transfer, sell, assign, mortgage, pledge or otherwise encumber that Share or allow any right to arise under which any person other than the holder thereof may require a transfer, sale, assignment, mortgage, pledge or other encumbrance of that Share (including after the date of this Agreement) other than a mortgage, pledge, encumbrance or right;

          (a) for purposes of financing Newco's obligations pursuant to the Share Sale Agreement;

          (b) to which the BBC has consented, such consent not to be unreasonably withheld, having regard to the reasonable interests of the BBC, TdFI and CTC, and each Relevant Company and those of Her Majesty's Government, or delayed.

          PROVIDED THAT the entry into, and any subscription of any Shares pursuant to, the Shareholders Agreement dated 23 January 1997 between Castle Tower Holding Corporation and its consortium members for purposes of financing Newco's obligations pursuant to the Share Sale Agreement shall not comprise a disposal.

          and "disposal" shall be construed accordingly;

          "Interest" means, in relation to a Share, any legal or beneficial interest in that Share or any right or power (whether conditional or unconditional and whether legally enforceable or otherwise) to exercise control (directly or indirectly) over the disposal of that Share or over the manner in which any right to vote in a general meeting attached to that Share is exercised and "interested" shall be constituted accordingly;

          "Indirect Interest" means, where a company ("A") has an interest (directly or through one or more intermediate companies) in the Relevant Shares of a company ("B") which, in turn, has an interest in the Share of another company ("C") (in which A is not interested), B's percentage interest in the Shares of C multiplied by such percentages as represent A's percentage interest in the Relevant Shares of B and each relevant percentage interest in the Relevant Shares of any intermediate company in which A has an Indirect Interest.

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          "Preference Shares" means any preference shares of a company not comprising shares in its relevant share capital (as that expression is defined in Section 198(2) of the Companies Act 1985) and includes any rights to receive any such shares allotted (whether or not subject to conditions).

          "Relevant Company" means CTS or any holding company (as that term is defined by Section 736 of the Companies Act 1985) of CTS;

          "Relevant Date" means the third anniversary of Completion;

          "Relevant Shares" means shares of a company in its relevant share capital (as that expression is defined in Section 198(2) of the Companies Act of 1985) and includes any rights to receive any such shares allotted (whether or not subject to conditions);

          "Shares" includes Relevant Shares and Preference Shares; and

          "Share Sale Agreement" means the Agreement dated 23 January 1997 between Newco and the BBC relating to the acquisition by Newco of the issued Share capital of CTB.

     1.2  SUBORDINATE LEGISLATION

          References to a statutory provision include any subordinate legislation made from time to time under that provision.

     1.3  INTERPRETATION ACT 1978

          The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment.

     1.4  MODIFICATION ETC. OF STATUTES

          References to a statutory provision include that provision as from time to time modified or re-enacted.

     1.5  COMPANIES ACT 1985

          The words company, body corporate and subsidiary, holding company, fellow subsidiary and employees' share scheme shall have the same meanings in this Agreement as in the Companies Act 1985.

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          In this Agreement the term "company" shall include "body corporate".
          In this Agreement, any percentage interest in any Shares, or in any class of Shares, shall be determined according to the percentage which the aggregate nominal value of the Shares, or the relevant class of Shares, in which the interest is held, represents to the aggregate nominal value of all of the Shares, or all of the Shares of the relevant class.

     1.6  RECITALS, CLAUSES ETC.

          References to this Agreement include its Schedules and references to Recitals, Clauses, sub-Clauses and Schedules are to Recitals, Clauses and sub-Clauses of, and Schedules to, this Agreement.

     1.7  HEADINGS

          Headings shall be ignored in construing this Agreement.

     1.8  WINDING-UP

          References to the winding-up of a person include the amalgamation, reconstruction, reorganization, administration, dissolution, liquidation, merger or consolidation of such person and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carrieson business or has assets.


     2    CONDITIONS

     2.1  CONDITIONS PRECEDENT

          This obligations of the parties under this Agreement are conditional only on Completion.

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     3    RESTRICTIONS

     3.1 Each of CTC and TdFI severally agrees with the BBC (for itself and all successors to it) that save as provided below:*

          3.1.1 during the period from the date of this Agreement until the Relevant Date it will not dispose of any Shares of Newco;

          3.1.2 CTC and TdFI will (insofar as it lies within the power or ability of each of them) until the Relevant Date maintain

                 (i) an aggregate percentage indirect interest in the Relevant Shares of CTS; and

                 (ii) an aggregate percentage indirect interest in the Shares of
                      CTS

                 which (together with any direct interest held in CTS) in each case represents no less than 30 percent;

          3.1.3 CTC and TdFI will (insofar as it lies within the power or ability of each of them) until the Relevant Date maintain

                 (i) an aggregate percentage interest in the Relevant Shares of Newco; and

                 (ii) an aggregate percentage interest in the Share of Newco which in each case represents in aggregate no less than 30 per cent;

          3.1.4 CTC will (insofar as it lies within the power or ability) during the period of two years following the Relevant Date maintain

                 (i) a percentage indirect interest in the Relevant Shares of CTS; and

                 (ii) a percentage indirect interest in the Shares of CTS

                 which (together with any direct interest held in CTS) in each case represents no less than 17.1%;

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

          3.1.5 CTC will (insofar as it lies within its power or ability) during the period of two years following the Relevant Date maintain

                 (i)  a percentage interest in the Relevant Shares of Newco; and

                 (ii) a percentage interest in the Shares of Newco

                 which in each case represents no less than 17.1%;

          3.1.6 TdFI will (insofar as it lies within its power or ability) during the period of two years following the Relevant Date maintain

                 (i)  a percentage indirect interest Relevant Shares of CTS; and

                 (ii) a percentage indirect Interest Shares of CTS

                 which (together with any direct interest held in CTS) in each case represents no less than 10.5%;

          3.1.7 TdFI will (insofar as it lies within its power or ability) during the period of two years following the Relevant Date maintain

                 (i)  a percentage interest in the Relevant Shares of Newco; and

                 (ii) a percentage interest in the Shares of Newco

                 which in each case represents no less than 10.5%;

     3.2 Each of CTC and TdFI agrees to exercise all such rights as each of them have in connection with either of their holdings of Shares in any Relevant Company, or pursuant to any other arrangement with any Relevant Company, to ensure that they are able to comply with their undertakings in this Clause 3.

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

     3.3  The restrictions contained in Clause 3.1 shall not apply:

               (i) to any sale, transfer, pledge or other disposal of any Shares of a Relevant Company or any interest therein which is notified in advance to the BBC in writing and to which the BBC, in any such case, gives its prior consent in writing;

               (ii) to the transfer of any title to or interest in Shares of any Relevant Company to the transferor's ultimate holding company or any of its subsidiaries or subsidiary undertakings or to any subsidiary or subsidiary undertaking of its ultimate holding company

                     PROVIDED THAT

                     (a) any such transferee shall first agree with the BBC to be bound by the terms of this Agreement by the execution of a deed of adherence in a form acceptable to the BBC and shall provide an opinion of legal counsel to the transferee reasonably acceptable to the BBC (and at the expense of the transferee) confirming that the form of agreement to be entered into by the transferee has been duly authorised by the transferee and, upon execution thereof, will be valid, binding and enforceable against the transferee in accordance with its terms; and

                     (b) in the event that any such transferee ceases to be such an ultimate holding company or a subsidiary or subsidiary undertaking of such a person or of such an ultimate holding company, any such interest in any relevant Shares will first be transferred to the relevant party to this Agreement and held subject to the restrictions of this Agreement; or

               (iii) to any sale, transfer or other disposal of any Shares of a
                     Relevant Company pursuant to an employees' share scheme.

     3.4 The restrictions in this Clause 3 shall terminate on the fifth anniversary of Completion. Termination shall be without prejudice to any accrued rights or obligations of either party arising from any prior breach of this Agreement.

     4    WARRANTIES AND UNDERTAKINGS

     4.1 Each of CTC and TdFI confirms that it has full corporate power and authority to undertake the obligations set out in this Agreement and that the entry into and execution of this Agreement has been duly authorised.

     4.2 Each of TdFI and CTC confirms as regards its respective interests that it will immediately following Completion be directly or indirectly interested in no less than such numbers of Relevant Shares and Preference Shares in such Relevant Companies as is set out against its name in Schedule 1.

     4.3 CTC covenants with the BBC (for itself and all successors to it) that it will enter into with CTC an Agreement for Services in the form of the document set out in Schedule 2 and will perform its obligations thereunder.

     4.4 TdF covenants with the BBC (for itself and all successors to it) that it will enter into an Agreement with CTS for Services in the form of the document set out in Schedule 2 and will perform its obligations thereunder.

     5    RELEASE AND WAIVER

     5.1  RELEASE ETC.

          Any liability to the BBC under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by BBC in its absolute discretion as regards any of CTC, TdF or TdFI under such liability without in any way prejudicing or affecting its rights against the other under the same or a like liability, whether joint and several or otherwise.

     5.2  WAIVER

          No waiver of the BBC to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each a Right) will operate as a waiver thereof, nor will any single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right.


     6    WHOLE AGREEMENT, VARIATION, ASSIGNMENT

     6.1  WHOLE AGREEMENT

          This Agreement supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement and contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract.

     6.2  VARIATION

          No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

     6.3  ASSIGNMENT

          This Agreement is personal to the parties and the rights and obligations of the parties may not be assigned or otherwise transferred.

     7    FURTHER ASSURANCE

          At any time after the date of this Agreement CTC and TdFI shall, and shall use all reasonable endeavours to procure that any necessary third party shall, execute such documents and do such acts and things as the BBC may reasonably require for the purpose of giving to the BBC the full benefit of all the provisions of this Agreement.

     8    INVALIDITY

          If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part,

          Under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

     9    COUNTERPARTS

          This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterparts.

     10   NOTICES

     10.1 ADDRESSES

          Any notice, claim or demand in connection with this Agreement (each a Notice) shall be sufficiently given (1) To any of TdF, TdFI or CTC, at the address stated in this Agreement or last known to the BBC and (2) To the BBC, at its registered office.

     10.2 FORM

          Any Notices shall be in writing in English and may be sent by messenger, telegram, telex, fax or prepaid (first class in the case of service in the United Kingdom and airmail in the case of international service). Without prejudice to the foregoing, any Notice shall conclusively be deemed to have been received on the next working day in the place to which it is sent, if sent by telegram, telex of fax, or 60 hours from the time of posting, if sent by post.

     11   GOVERNING LAW AND SUBMISSION TO JURISDICTION

     11.1 GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with English law.

     11.2 JURISDICTION

          All the parties irrevocably agree that the courts of England are to have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it. All the parties irrevocably submit to the jurisdiction of such courts and waive any objection to proceedings in any such court on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.


     12   APPOINTMENT OF PROCESS AGENT

     12.1 CTC irrevocably appoints Norose Notices Limited (AMC/99/2135214) for the attention of the Director of Administration, at its registered office for the time being as its agent to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by CTC. If such process agent ceases to be able to act as such or to have an address in England, CTC irrevocably agrees to appoint a new process agent in England acceptable to the BBC and to deliver to the BBC within 14 days a copy of a written acceptance of appointment by the process agent.

     12.2 Each of TdFI and TdF irrevocably appoints Fleetside Legal Representatives Services Limited, for the attention of Dennis Stewart, at its registered for the time being, as its agent to accept service of process in England in any legal action or proceedings arising out of or in connection with this Agreement, service upon whom shall be deemed completed whether or not forwarded to or received by TdFI or TdF. If such process agent ceases to be able to act as such or to have an address in England, each of TdF and TdFI irrevocably agrees to appoint a new process agent in England acceptable to the BBC and to deliver to the BBC within 14 days a copy of a written acceptance of appointment by the process agent.

     12.3 Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

     13   RESTRICTIVE TRADE PRACTICES

          Notwithstanding any other provision of this Agreement, no provision of this Agreement which is of such a nature as to make this Agreement liable to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars thereof have been duly furnished to the Director General of Fair Trading.

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                                  Schedule 1

                                 CTC INTERESTS

Relevant             Class of Shares              No. of Relevant
Company                                           Shares/Preferences
                                                  Shares
Newco       Preference Shares of 1p each                    3,522,154,310

            Ordinary Shares of 1p each                          3,525,690

CTS         Ordinary Shares of (Pounds)1 each     such number as
                                                  represents 34.45% of
                                                  the Shares of CTS,
                                                  immediately following
                                                  Completion
                                TdFI INTERESTS

Relevant    Class of Shares                       No. of Shares/
Company                                           Preference Shares
Newco       Referenced Shares of 1p each                   2,160,837,000

            Ordinary Shares of 1p each                         2,163,000

CTS         Ordinary Shares of (Pounds)1 each     such numbers as
                                                  represents 21.13% of
                                                  the Shares of CTS,
                                                  immediately following
                                                  Completion

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